Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated March 6, 2024 and March 21, 2024, in the Registration Statement (Form S-1) and related Prospectus of Lindblad Expeditions Holdings, Inc. dated August 1, 2024.

/s/ Ernst & Young LLP

Hartford, CT

August 1, 2024